THIS AGREEMENT made in duplicate this 28th day of February, 1998 ("Effective Date")

B E T W E E N:

                            POWERTRADER SOFTWARE INC.
                   a corporation incorporated pursuant to the
                    laws of the Province of British Columbia
                               (hereinafter "PSI")

                                     - and -

                                POWERTRADER, INC.
                  a corporation incorporated under the laws of
                           the State of Delaware, USA
                             (hereinafter the "PTI")

WHEREAS PSI is the owner of all right, title and interest in (i) in certain computer application programs, associated information processing technology, databases, procedures and data files (the "Software") and (ii) certain intellectual property rights, all as identified in Exhibit A, and know-how relating to the aforesaid; and

WHEREAS PSI is willing to transfer, assign, grant, convey and sell to PTI, and PTI is willing to purchase and acquire, all such right, title and interest in and to the Software and intellectual property, subject to the terms and conditions of this Agreement;

NOW THEREFORE WITNESSETH that in consideration of the mutual covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

In this Agreement, unless the context demands otherwise, the following terms shall be as defined below:

         1.01 "Affiliate or Affiliates" shall mean any corporation, firm, partnership, or other entity, whether de jure or de facto, that directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least 50 percent of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation, or other entity actually controlled by, controlling, or under common control with a party to this Agreement.

         1.02 "Agreement" means this agreement, and all schedules attached to this Agreement, in each case as they may be amended or supplemented from time to time. Unless otherwise indicated, references to Articles and Sections are to Articles and Sections of this Agreement.

         1.03 "Effective Date" is February 28, 1998, as is defined immediately prior to the Recitals at the beginning of this Agreement.

         1.04 "Enhanced Software Property" means any information, invention, idea, know-how, concept, improvement, design modification or development, enhancement or other use or application of or in respect of the Software (whether or not capable of intellectual property protection) discovered, developed, made or acquired as a result of scientific, research and development or other activities undertaken in accordance with terms and conditions of this Agreement.

         1.05 "Intellectual Property" means all copyright, trade name, trademark and similar proprietary property rights and includes, without limitation, application in the United States Patent and Trademark Office for registration of the mark "PowerTrader Analyst" and registration with the Canadian Trademarks Office of the trademark "PowerTrader.

         1.06 "Know-How" shall mean any and all technical information presently available or generated during the terms of this Agreement that relates to Software and useful for the development, manufacture or effectiveness of Software.

         1.07 "Purchaser" means PowerTrader, Inc.. and its Affiliates.

         1.08  "Reverse   Engineering"  means  improvements,   modifications  or
derivatives of the Software.

         1.09 "Software" means all rights to and interest in the computer application programs, associated information processing technology, database, procedures and data files comprising, without limitation, PowerTrader Analyst, PowerTrader Pro, Investors On-Line, the QuoteDesk, DataManager, Server, Financial Wire provided by PSI all as listed in Exhibit "A" to this Agreement.

         1.10 "Third Party or Third Parties" means any entity other than a party to this Agreement or an Affiliate.


                                    ARTICLE 2
                              SALE OF THE SOFTWARE

         2.1 PSI hereby transfers, grants, conveys, assigns and relinquishes to PTI all of PSI's right, title and interest in and to both the tangible and the intangible property constituting the Software and Intellectual Property and all other proprietary rights attaching thereto, in perpetuity, including the following corporeal and incorporeal incidents to Software:

               (i) all right, title, interest and benefit of PSI and all privileges of PSI in, to and under all technical data, drawings, prototypes, engineering files, system documentation, flow charts, and design specifications acquired or developed by PSI in connection with the development of the programming, inventions, processes and apparti entailed by Software.

               (ii) all right, title, interest and benefit (including to make, use or sell under patent law; and to use and disclose under trade secret law) of PSI in and to all Canadian and foreign patents and patent applications, patent licence rights, trade names (including in the case of trademarks, service marks and trade names, all goodwill appertaining thereto), copyrights, technological licences, Know-How, confidential information, shop rights, and all other intellectual property rights owned or claimed by PSI embodied in Software and Intellectual Property.

               (iii) all right,  title,  interest  and benefit of PSI in, to and under all agreements, contracts, licences and lease entered into by PSI, or having PSI as a beneficiary, pertaining to Software, including, without limitation, PSI's rights, if any, as a licensee of Third Party software

         2.2 To effectuate the terms of this Section 2, PSI hereby names and irrevocably constitutes and appoints PTI, with the full power of substitution therein, as PSI's true and lawful attorney-in-fact to exercise the rights assigned hereby.

         2.3 PTI shall have the right to (i) copy and  distribute to the public,
(ii) prepare derivative programs; (iii) make a public performance of the Software and (iv) publicly display the Software.

                                    ARTICLE 3
                                  COMPENSATION

         3.1 The consideration for the transfer and conveyance of the Software and the Intellectual Property to PTI shall be:

               (i) the payment to PSI of the sum of One ($1.00) Dollar U.S.; and

               (ii) for a period of five (5) years from the Effective Date the commitment to contract exclusively with PSI, or any successor corporation thereto, howsoever formed, for all future development or enhancement of Software, related and successor technology (whether or not foreseen at the time hereof), and such other areas or items as the parties may agree to from time to time, including both basic or experimental research and product-specific research (whether relating to new product development or the improvement, adaptation, enhancement or modification of existing products, the development of prototypes, as well as process technology) which PTI undertakes to make part of the Software research and development.

         3.2 Notwithstanding the foregoing, during the currency of this Agreement, in the event that PTI determines, acting reasonably, that PSI, or any successor corporation thereto, is unable to effect the development or enhancement of Software requested by PTI, PTI shall have the right to contract with a third party for such development or enhancement as required.

                                    ARTICLE 4
                                   WARRANTIES

         4.1 PSI represents and warrants that PTI shall receive, pursuant to this Agreement, as of the Effective Date, complete and exclusive right, title and interest in and to all tangible and intangible property rights existing in Software and Intellectual Property. PSI represents and warrants that it has developed Software entirely through its own efforts for its own account and that Software is free and clear of all liens, claims, encumbrances, rights or equities whatsoever of any third party, and that the execution, delivery and performance of this Agreement by PSI does not violate any security agreement to which PSI is a party or by which any of PSI's assets are bound.

         4.2 PSI represents and warrants that Software does not infringe any patent, copyright, or trade secret of any third party and that, to PSI's knowledge, there are no claims pending alleging any infringement of third party rights and that the source code and system specifications for Software have been maintained in confidence.

         4.3 PSI represents and warrants that all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Software and Intellectual Property, exclusive of any development of third party software, either (i) have been party to a for-hire relationship with PSI that has accorded PSI effective and exclusive original ownership of all tangible and intangible property thereby arising or incorporated with respect to Software or (ii) have executed appropriate instruments of assignment in favour of PSI as assignee that have conveyed to PSI full, effective and exclusive ownership of all tangible and intangible property thereby arising with respect to Software and Intellectual Property.

         4.4 PSI represents and warrants that there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of Software or Intellectual Property by any third party, independent salesperson, distributor, sublicensor or other remarketer or sales organization and that PSI has not entered into any agreement that restricts, or would restrict, PTI's right to exploit Software and the Intellectual Property.

                                    ARTICLE 5
                                 CONFIDENTIALITY

         5.1 The parties hereto, or any successor corporation thereto, shall treat the Know-How, Software and all information, data, reports and other records as secret, confidential and proprietary and shall not disclose or use such information without the prior written consent of the non-disclosing party, except as provided in this Agreement. The parties shall implement such procedures as may be required to prevent the intentional or negligent disclosure to third parties of confidential information.

         5.2 Nothing in this Agreement shall prevent the disclosure by either party or its employees of confidential information that:

               (i) prior to the transmittal thereof was of general public knowledge;

               (ii) becomes, subsequent to the time of transmittal, a matter of general public knowledge otherwise than as a consequence of a breach by the disclosing Party of any obligation under this Agreement;

               (iii) is made public by a Party;

               (iv) was in the possession of a Party in documentary form prior to the time of disclosure thereof, and is held free of any obligation of confidence to any third party; and

               (iv) is received in good faith from a third party having the right to disclose it, who, did not obtain the same under an obligation of secrecy with respect to such information.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 PSI shall save, hold harmless and defend PTI, its directors, officers, employees and agents from and against any and all costs, expenses, damages and judgements or settlements entered against any of them in any action or claim by third parties alleging infringement of any existing Software or Intellectual Property, or misappropriation of any trade secret or other intellectual property right with respect to the Software. PSI shall defend any such claim or action at its own expense provided that PTI promptly notifies PSI on learning of any such claim or action and cooperates with PSI in defending any such claim or action. PSI's obligations hereunder shall be limited to the reimbursement to, or indemnification of PTI for direct losses or damages imposed upon PTI as a direct consequence of such infringement and PSI shall have no obligations for any indirect losses incurred by PTI as a result of the discontinuance of Software.

         6.2 It is understood and agreed that PSI's indemnity shall only apply to any claims as same relate to the source code for Software as at the Effective Date and shall not extend to any further development work to the source code undertaken by PTI.

                                    ARTICLE 7
                     SOFTWARE PROPERTY AND PRODUCT OWNERSHIP

         7.1 PSI acknowledges PTI's exclusive right, title and interest in and to the Software and Intellectual Property and PSI shall not at any time do or cause to be done, or fail to do or cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing PTI's right, title or interest in the Software and Intellectual Property. Every use of any Software and Intellectual Property on or after the Effective Date by PTI shall inure to the benefit of PTI.

                                    ARTICLE 8
                              TERM AND TERMINATION

         8.1 With respect to the provisions of Section 3.1(ii):

               (i) this  Agreement  shall  remain in effect for a period of five
         (5) years from the Effective Date and shall automatically be renewed for additional one-year terms thereafter unless either Party gives thirty (30) days written notice to the other prior to the end of the term of its intent to terminate this Agreement or unless otherwise terminated under the provisions of this Section 8; and

               (ii)  either  Party  shall  have  the  right  to  terminate   the
         provisions of section 3.1(ii) at any time by giving written notice to the party in default on the occurrence of any of the following events:

               (a) a Party fails or neglects to perform covenants or provisions of this Agreement if such default is not corrected within ten (10) days after receiving written notice from the other Party with respect to such default;

               (b) any act, determination, filing, judgement, declaration, notice, appointment of receiver or trustee, failure to pay debts, or other events under any law applicable to a Party indicating the insolvency or bankruptcy of such Party;

               (c) any extraordinary governmental action, including, without limitation, seizure or nationalisation of assets, stock, or other property relating to a Party; or

               (d) any other event that shall cause PTI to have concern about the stability of PSI or any successor corporation to fulfil the provisions of section 3.1(ii).

         8.3 Upon termination of this Agreement PSI or its successor shall have the right to retain any sums already paid by PTI under this Agreement, and PTI shall pay all sums accrued that are then due for work performed in accordance with section 3.1(ii) of this Agreement.

                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1 Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its reasonable best efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required to arrive at an equitable solution.

         9.2 Binding Effect, Assignment, Etc. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their permitted assigns and successors-in-interest. Neither Party may assign any right, or delegate any obligation hereunder without he express prior written consent of the other, which consent shall be strictly at the discretion of such other Party and may be contingent, if given, upon such terms and conditions as it sees fit.

         9.3 Amendment. No change, modification or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by the Party or Parties against whom the same is sought to be enforced.

         9.4 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which the party may be lawfully entitled.

         9.5 Notices. Any notice or other communication required or permitted to be given by this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally; or (ii) sent by prepaid courier service; or (iii) sent by registered mail; or (iv) sent by prepaid fax, telecopier, telex or other similar means of electronic communications, in each case to the applicable address set out below:

          To PSI:          885 Dunsmuir Avenue, Ste. 591
                           Vancouver, British Columbia V6C 1N5

                           Attention: President/CEO
                           Facsimile Number: (604)

          To PTI:



         Any notice or other communication so given shall be deemed to have been given and received on the day of delivery if delivered, or on the day of faxing or sending by other means of recorded electronic communication, provided that such day is a business day and such notice or other communication is so delivered, faxed or sent prior to 4:30 p.m. on such day. Otherwise, such notice or communication shall be deemed to have been given and received on the next following business day. Any notice or other communication sent by registered mail shall be deemed to have been given and received on the fifth business day following the mailing thereof; provided however that no such notice or other communication shall be mailed during any actual or apprehended disruption of postal services. Any such notice or other communication given in any other matter shall be deemed to have been given and received only upon actual receipt.

         9.6 Further Assurances. Each Party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

         9.7 No Waiver. The failure of any Party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

         9.8 Integration. This Agreement constitutes the full and complete agreement of the Parties.

         9.9 Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         9.10 Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

         9.11 Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the Parties, and each Party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

         9.12 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 5:00 p.m. Eastern time on the next succeeding business day to exercise such privilege, or to discharge such duty.

         9.13 Costs and Expenses. Unless otherwise provided in this Agreement, each Party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

         9.14 Jurisdiction. This Agreement shall be governed by, and construed in accordance with the law of the Province of British Columbia. Any dispute arising hereunder shall be subject to the jurisdiction of the courts of the Province of British Columbia. The Parties hereto expressly submit to the jurisdiction of said courts and irrevocably waive any objections to jurisdiction or venue.

         IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed on the date hereinafter written.

POWERTRADER SOFTWARE INC.              POWERTRADER, INC.


Name:                                  Name:
      ------------------------               -----------------------------------

Title:                                 Title:
       -----------------------               -----------------------------------

Signature:                             Signature:
           -------------------                    ------------------------------

Date:                                  Date:
      ------------------------                ----------------------------------

             [ATTACH EXHIBIT A, SOFTWARE AND INTELLECTUAL PROPERTY]